Exhibit 99.1

FA Email

Subject: Global Income Trust, Inc. Announces Plans to Conduct a Net Asset Valuation

Email Distribution Date: 12/12/14

Audience: All FAs who sold Global Income Trust

FOR BROKER-DEALER USE AND/OR RIA USE ONLY.

Dear Financial Advisor:

On Oct. 24, 2014, Global Income Trust, Inc. (the Company) filed a Form 8-K to announce that it has engaged CBRE Capital Advisors, Inc. (CBRE Cap) to assist its board of directors in determining the estimated net asset value per share (NAV) of the Company’s common stock as of Dec. 31, 2014.

•	On Dec. 12, 2014, the Company filed a Form 8-K to announce the estimated NAV on or about Jan. 6, 2015[1].

We look forward to providing additional information about Global Income Trust’s valuation. In the meantime, please contact your CNL Securities Corp. representative directly at 866-650-0650 with any questions.

[1]	Global Income Trust, Inc. has made every effort to estimate the date when information about the valuation will be announced. However, it cannot guarantee that this date may not change.